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                                                                  EXHIBIT 10.1.4


                                 AMENDMENT NO. 3

                EASYLINK SERVICES CORPORATION 401(K) SAVINGS PLAN


The Plan named above gives the Employer the right to amend it at any time. According to that right, the plan is amended, effective October 1, 2003, as follows:


By striking the Loan Administrator definition in the DEFINITIONS SECTION of
Article I, as previously amended by Amendment No. 2, and substituting the following:

         Loan Administrator means the person(s) or position(s) authorized to administer the Participant loan program.

         The Loan Administrator is Tracy Mazza.


The provisions and conditions set forth on any page of this amendment are a part of the Plan as fully as if recited over the signature(s) below.


Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of such benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the Plan as in effect on the day before he became an Inactive Participant.


By signing this amendment, the Employer acknowledges having counseled to the extent necessary with selected legal and tax advisors regarding the amendments legal and tax implications.


Signed this 20 day of October, 2003.

                                    EASYLINK SERVICES CORPORATION


                                    By /s/ Debra McClister
                                       -------------------
                                       Title: Executive Vice President &
                                       Chief Financial Officer